UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2012


                              BULLSNBEARS.COM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-54616                45-2282672
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

 4731 W. Atlantic Ave., Ste 7
       Delray Beach, FL                                            33445
(Address of principal offices)                                   (Zip Code)

        Registrant's telephone number including area code: (561) 265-5657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

CHANGE IN DIRECTORS OR PRINCIPAL OFFICERS, REGULATION FD DISCLOSURE

ITEM 5.02 ELECTION OF DIRECTORS

     On December 14, 2012, the Board of Directors (the "Board") of BullsNBears.com, Inc. (the "Company") elected Ali Balaban and Anthony Turnbull as Directors. This brings the total number of Directors on the Board to five.

     Ali Balaban, age 43, has been an officer, director, or founder of several businesses engaged in internet based sales, and he currently serves as a consultant on European Union policies and programs for Information Technology, especially the E-Content and Sixth Framework Programs which offer grants and funding for European IT companies. In 2012 he founded Taksit USA, an internet portal through which subscribers in Turkey can purchase goods in the U.S. from sites such as Amazon and Ebay, pay with the company's U.S. credit card, and have the purchase shipped to a U.S. fulfillment center from which it is sent to Turkey. Since many internet based sellers will not accept foreign credit cards or ship outside the U.S. and Canada this solves a major problem for Turkish, and, eventually, other foreign consumers. Since 2010 Mr. Balaban has been a Director of the Yonja Group A.S. Yonja sells European and U.S. food supplements and beauty products via the internet in Turkey. From 2000 to 2012 he was also the Chief Financial Officer of Homedrom Direct Response TV International, a retailer of consumer products through direct response television advertising and internet websites in several European and Asian countries including Germany, Turkey, Ukraine, Kazakhstan, Georgia, Azerbaijan, and Cyprus. From 2009 through 2011 he was also the Managing Director of Unite Technologies, a Ukraine based business which provides IT management services to major GSM (cell phone) network operators and call centers in Easter European countries. He remains a Director of that company. Prior to 2000 Mr. Balaban was an executive at a leading software outsourcing company and at an apparel manufacturer. He earned his BA in Business Administration and his MA in Strategy from Universite de Paul Valery in Montpellier, France and an MBA in International Business from the University of California Los Angeles (UCLA).

     There are no family relationships between Mr. Balaban and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Balaban reportable under Item 5.02 of Form 8-K or
Item 404(a) of Regulation S-K as referenced therein. Mr. Balaban previously served on the Board and is the holder of 6,000,000 shares of the Registrant's stock, which constitutes approximately 53.7% of the issued and outstanding stock of the Registrant.

     Anthony Turnbull, age 68, holds an MBA and is a CPA with experience in financial management, manufacturing accounting, management reporting, payroll, and taxation. Since 2012 he has been the Chief Financial Officer of You Everywhere Now, LLC, a publishing firm which also provides seminars and webinars on publishing. From 2007 through 2011 he was CFO of KOJO Worldwide a $52,000,000 upholstery and bedding manufacturing company selling to major hotels in the US and Mexico. In 2006 - 2007 he was CFO of Countryside Hospice Care, a hospice company with branches in Georgia and Alabama, and in 2004 - 2005 he was CFO of Prolong Super Lubricants, an $8,000,000 manufacturing company. From 2001 to 2004 he was Vice President Finance of Molecular Imaging Corporation, a $21,000,000 molecular imaging service company serving more than 75 hospitals throughout the US. Prior to 2001 he served as CFO to Casa de las Campanas, McCain Traffic Supply, Inc., Ride Manufacturing, Inc. and Kuma Sport, Inc. He has also held accounting positions with Stauffer Chemicals, General Foods, Kraft Foods, Commonwealth Bank in Sydney, Australia and Midland Bank Limited in London, England.

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     There are no family relationships between Mr. Turnbull and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Turnbull reportable under Item 5.02 of Form 8-K or
Item 404(a) of Regulation S-K as referenced therein. Mr. Turnbull does not hold any shares of the Registrant's common stock.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 14, 2012

                                   BULLSNBEARS.COM, INC.


                                   By:/s/ Nick Arroyo
                                      ---------------------------------
                                      Nick Arroyo
                                      Chief Executive Officer


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